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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First USA Paymentech, Inc. on Form S-3 of our report on the consolidated financial statements of GENSAR Holdings Inc. and subsidiaries dated June 13, 1996, appearing in the Form 8-KA of First USA Paymentech, Inc. dated August 19, 1996.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Tampa, Florida

August 1, 1997